SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                               FORM 8-K



                           CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act



                            March 22, 2001
                            Date of Report
                 (Date of Earliest Event Reported)



                      ADVANCE TECHNOLOGIES, INC.
       (Exact Name of Registrant as Specified in its Charter)



Nevada                    0-27175                       95-4755369
(State or other    (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)



                    716 Yarmouth Road # 215
                Palos Verdes Estates, CA 90275

           (Address of Principal Executive Offices)



                Registrant's Telephone Number
                       (310) 265-7776






     Item 5.  Other Events.

              Attached copy of news release dated March 22, 2001.



                             SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     ADVANCE TECHNOLOGIES, INC



Date: 03/22/2001	By /s/ Gary E. Ball
                       Gary E. Ball, President and Director

For Release: 	Thursday, March 22, 2001

LOS ANGELES, Calif. (BUSINESS WIRE) -
                 Advance Technologies Inc. (OTC BB: AVTX), inventors of the Enhanced Vision System (EVS) technology, today announced that final FAA flight demonstrations have been completed on the Gulfstream G-V business jet.

Advance Technologies Enhanced Vision System allows aircraft pilots the ability to "see" through clouds, fog and darkness, offering dramatic improvements in the aircraft operation safety during inclement weather take-off's and landings. Additionally, widespread use will reduce the number of cancelled, diverted, and delayed flights on aircraft equipped with EVS.

The first EVS systems are targeted for production in 2001 as standard equipment on Gulfstream GVSP aircraft. The system was developed in part by Kollsman Inc. under technology license from Advance Technologies Inc.

We're proud of our successful partnership with Kollsman and Gulfstream in development of EVS over the last four years, leading to the GVSP system," said Gary Ball, Advance Technologies president.

EVS has demonstrated strong results improving a pilot's knowledge of an aircraft's position within the surrounding environment. Known as situation awareness, maintaining SA is key to protecting a pilot's judgment. EVS performance and its ability to enhance
SA during FAA certification flight-testing has been published in Professional Pilot Magazine, January 2001 issue.

The primary EVS components consist of an infrared imager mounted in the aircraft nosecone, a proprietary signal processing device and a Heads Up Display (HUD) mounted in the cockpit. In actual operation the pilot views the external scene by looking through the transparent HUD device's image projected in real time correlation to the actual image beyond the cockpit window.

When clouds, fog, haze or darkness obscure the pilot's ability to see terrain through the cockpit window, the pilot swivels the HUD device down, and continues looking forward through the HUD image and the cockpit window. Depending on conditions, EVS visibility can extend for several miles ahead of the plane.


About Gulfstream Inc.

Gulfstream Inc. with headquarters in Savannah, Georgia is the world leader in business aviation. Founded in 1958, Gulfstream has been synonymous with quality, service and customer support in business aviation for over forty years. The Company is a wholly owned subsidiary of General Dynamics Corporation. For more information on the company, please visit the Gulfstream Web site at www.gulfstream.com.


About Kollsman Inc.

Kollsman Inc., based in Merrimack, NH, is the leading supplier of aircraft avionics and defense systems. For more information on the company, please visit Kollsman's Web site at www.kollsman.com.


About Advance Technologies Inc.

Advance Technologies Inc, (ATI) based in Palos Verdes Estates, Calif., is a leading developer of thermal imaging technology and commercial imaging solutions worldwide. The original inventor and patent holder of the Enhanced Vision System concept, ATI continues to license and develop multiple thermal imaging solutions for aviation, recreational vehicles, commercial trucking and marine use. The company is publicly traded on the NASD-OTC as AVTX. For more information visit the company web site at www.avtx.com.


Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding Advance Technologies leveraging its partnership in thermal imaging technology and EVS into new product areas. These statements reflect management's current expectations. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to Advance Technologies limited operating history.

CONTACT: Advance Technologies Inc. (OTC BB: AVTX)

Gary Ball, 310/265-7776  ballwsge@flash.net